SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of March 31, 2008, by and between Debt Resolve, Inc., a Delaware corporation with its principal office at 707 Westchester Avenue, Suite L7, White Plains, New York 10604 (the "Company"), and Harmonie International, LLC, a Delaware limited liability company with its principal office at 30201 Orchard Lake Road, Suite 220, Farmington Hills, Michigan 48334 (the "Purchaser").

WHEREAS, the Company desires to issue and sell to the Purchaser (i) 2,966,102 shares (the "Shares") of the authorized but unissued shares of the Company's common stock, par value $.001 per share (the "Common Stock"), and (ii) warrants to purchase up to 3,707,627 shares of the Common Stock (the “Warrants”); and

WHEREAS, the Purchaser wishes to purchase the Shares upon the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

"Affiliate" of a party means any other Person controlling, controlled by or under common control with the specified Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

"GAAP" means United States generally accepted accounting principles.

"Material Adverse Effect" shall mean a material adverse effect on the prospects, condition (financial or other), business, operations, assets, liabilities, or results of operations of the Company and its subsidiaries, taken as a whole.

"Person" shall mean an individual, corporation, company, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

"SEC" shall mean the U.S. Securities and Exchange Commission.

"Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

"Warrant Share" shall mean the shares of Common Stock issuable or issued upon the exercise of the Warrants.

2. Purchase and Sale of Shares and Warrants.

2.1 Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue, sell and deliver to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, at the Closing, (i) 2,966,102 shares of Common Stock, at a purchase price per share of $2.36 (the “Purchase Price”), and (ii) one or more Warrants to purchase up to 3,707,627 shares of Common Stock, at an exercise price per Warrant Share of $2.36. The total purchase price payable by the Purchaser for the shares of Common Stock and the Warrants that the Purchaser is hereby agreeing to purchase is $7,000,000.

2.2 Closing. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at 10:00 a.m. at the offices of Greenberg Traurig, LLP in New York, New York, on March 31, 2008, or at such other location, date and time as may be agreed upon between the Purchaser and the Company (the "Closing Date"). At the Closing, the Company shall authorize its transfer agent to issue to the Purchaser, against delivery of payment for the Shares and the Warrants by wire transfer of immediate available funds in accordance with the Company's instructions, (i) one or more stock certificates registered in the name of the Purchaser, representing the Shares, and (ii) one or more warrant certificates registered in the name of the Purchaser to purchase the shares of Common Stock, and, in the case of both (i) and (ii) above, bearing the legend set forth in Section 6.2 hereof. Closing documents may be delivered by facsimile with original signature pages sent by overnight courier.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. Each subsidiary as referred to in the SEC Documents (as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. The Company and its subsidiaries are each qualified to do business as a foreign corporation and are in good standing in all states where the conduct of their respective businesses or their ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of: (i) 10,000,000 shares of preferred stock of the Company, par value $.001 per share, of which no shares are issued or outstanding; and (ii) 100,000,000 shares of Common Stock, par value $.0001 per share, of which, immediately prior to the consummation of the transactions contemplated hereby, (A) 8,474,363 shares are issued and outstanding and all such outstanding shares are validly issued, fully paid and non-assessable; (B) 3,853,434 shares of Common Stock are reserved for issuance upon the exercise of outstanding stock options granted under the Company's 2005 Incentive Compensation Plan; and (C) 2,042,770 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants.

(b) There are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provision of law or the Certificate of Incorporation or By-laws of the Company or by agreement or otherwise. Except for the Warrants, as set forth in this Section 3.2 and except as set forth in the SEC Documents, there are no outstanding subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from the Company, or obligating the Company to issue, any shares of capital stock of the Company or any securities convertible into or exchangeable for such shares.

(c) There are no stockholder agreements, voting agreements, or similar agreements with respect to the Common Stock to which the Company is a party, or to the knowledge of the Company, by or between any stockholders of the Company or any of its Affiliates.

3.3 Authorization. The Company has all requisite corporate power to enter into this Agreement, to issue the Shares, the Warrants and the Warrant Shares and to carry out and perform its obligations under the terms of this Agreement (including, without limitation, the issuance of the Shares, the Warrants and the Warrant Shares). All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken or will be taken prior to the Closing Date. When executed and delivered by the Company, this Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.

3.4 Valid Issuance of the Shares and the Warrant Shares. The Shares and the Warrant Shares will, upon issuance pursuant to the terms hereof, be validly issued, fully paid and non-assessable, free from all liens, claims, encumbrances with respect to the issuance of such Shares and Warrant Shares and will not be subject to any preemptive or similar rights. Except for blue sky filing fees, if any, there are no state or city taxes, fees or other charges payable in connection with the execution or delivery of this Agreement, the Shares, the Warrants and the Warrant Shares.

3.5 SEC Documents. The Company has made available to the Purchaser, a true and complete copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, and any other statement, report, registration statement (other than registration statements on Form S-8) or definitive proxy statement filed by the Company with the SEC during the period commencing on December 31, 2006 and ending on the date hereof. The Company will, promptly upon the filing thereof, also make available to the Purchaser on its website, www.debtresolve.com, all statements, reports (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), registration statements and definitive proxy statements filed by the Company with the SEC during the period commencing on the date hereof and ending on the Closing Date (all such materials required to be furnished to the Purchaser pursuant to this sentence or pursuant to the next preceding sentence of this Section 3.5 being called, collectively, including any amendments thereto, the "SEC Documents"). Since January 1, 2007, the Company has timely made all filings required to be made by it under the Exchange Act and the securities laws of any state, and any rules and regulations promulgated thereunder. The SEC Documents comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document filed prior to the date hereof.

3.6 Financial Statements. All financial statements included in the SEC Documents (hereinafter referred to collectively as the "Financial Statements") have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly present, in all material respects, the financial position of the Company and the results of its operations as of the date and for the periods indicated thereon. Since December 31, 2006, to the Company's knowledge, (i) there has been no development or change (actual or threatened), individually or in the aggregate, having a Material Adverse Effect, (ii) except as set forth in an SEC Document (as defined below), there does not exist any condition reasonably likely to result in a Material Adverse Effect and (iii) the Company has conducted its business only in the ordinary course consistent with past practice. The Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) which were not fully reflected in, reserved against or otherwise described in the Financial Statements or the notes thereto, or incurred in the ordinary course of business consistent with the Company's past practices, all of which individually and in the aggregate do not or would not have a Material Adverse Effect.

3.7 Consents. Except for filings under federal and applicable state securities laws and except for Permits (as defined below), the absence of which either individually or in the aggregate would not have a Material Adverse Effect, all permits, consents, approvals, orders, authorizations of, or declarations to (collectively, "Permits") or filings with any federal, state, local or foreign court, governmental or regulatory authority, or other person (including third party consents) required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained or will be obtained prior to the Closing Date, and will be effective as of the Closing Date.

3.8 No Conflict. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares, the Warrants and the Warrant Shares) will not (x) conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or By-laws of the Company or (ii) any agreement or instrument, Permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the creation of any lien, security interest, charge or encumbrance upon the Company's or any of its subsidiaries' assets, properties or outstanding capital stock.

3.9 Brokers or Finders. Except for The Resolution Group, Inc. (“TRG”), the Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, and, except for certain fees and expenses payable by the Company to TRG, the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.10 American Stock Exchange. The Common Stock is listed on the American Stock Exchange and, except as disclosed in the SEC Documents, there are no proceedings to revoke or suspend such listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act. The Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the American Stock Exchange. The Company has not received any notification that, and has no knowledge that, the SEC is contemplating terminating such registration. The issuance of the Shares, the Warrants and the Warrant Shares does not require stockholder approval.

3.11 Absence of Litigation. There is no action, suit or proceeding or, to the Company's knowledge, any investigation, pending, or to the Company's knowledge, threatened by or before any governmental body against the Company, its subsidiaries, its activities, properties or assets or any officer, director, or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of the Company and in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, might have a Material Adverse Effect. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the right of the Company to execute, deliver and perform under same. The Company is not a party to or subject to the provisions of any order, writ, injunction or decree of any court or government agency.

3.12 Title to Property and Assets. Except as disclosed in the SEC Documents, each of the Company and its subsidiaries owns its property and assets free and clear of all mortgages, liens, loans, claims, charges and encumbrances, and except such encumbrances and liens that arise in the ordinary course of business and do not materially impair their respective ownership or use of such property or assets. With respect to property and assets it leases, the Company is in material compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, charges, claims or encumbrances, except to the extent any such lien, charge, claim or encumbrance would not have a Material Adverse Effect.

3.13 Patents, Trademarks, Proprietary Rights.

(a) To the Company's knowledge, each of the Company and its subsidiaries owns or has the right to use all of the Intellectual Property Rights (as defined below), except where such failure would not have a Material Adverse Effect on the business, properties or assets of the Company and its subsidiaries, taken as a whole. For purposes of this Agreement, "Intellectual Property Rights" means all patents, copyrights, trademarks, service marks, trade names, permits, trade secrets, computer programs, software designs and related materials and other intellectual property that are used by the Company or a subsidiary and are material to the conduct of the Company's or a subsidiary's business.

(b) To the Company's knowledge, the Company's and each subsidiary's use and enjoyment of the Intellectual Property Rights do not violate any license or conflict with or infringe the intellectual property rights of others in a manner which would materially and adversely affect the business, assets, properties, operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

3.14 Environmental Matters. Except as set forth in the SEC Documents, to the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, which violation could reasonably be expected to result in a Material Adverse Effect, and to the best of its knowledge, no expenditures are required in order to comply with any such existing statute, law or regulation, which expenditures could reasonably be expected to result in a Material Adverse Effect.

3.15 Permits. Each of the Company and its subsidiaries possesses all Permits or similar authority necessary to conduct its business as described in the SEC Documents, except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company or its subsidiaries ("Material Permits"), and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.16 Employees. To the Company's knowledge, no strike, labor dispute or union organizing activities are pending or threatened against the Company or any of its subsidiaries by its employees. No employees belong to a union or collective bargaining unit. To the Company's knowledge, neither the Company nor any of its subsidiaries has any workers' compensation liabilities.

3.17 Compliance with Certificate of Incorporation and By-laws; Compliance with Laws. The Company is not in violation or default of any provisions of its Certificate of Incorporation or By-laws. The business and operations of the Company and each of its subsidiaries have been conducted in accordance with all applicable laws, rules and regulations of all governmental agencies, authorities and instrumentalities (including, without limitation, under the Employee Retirement Income Security Act of 1974, as amended, and all laws relating to the collection of debt), except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect.

3.18 Insurance. The Company and each of its subsidiaries maintains insurance of the type and in the amount reasonably adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

3.19 Investment Company Act. The Company is not an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Company is not directly or indirectly controlled by or acting on behalf of any person that is an "Investment Company" within the meaning of the Investment Company Act.

3.20 Compliance with Securities Laws. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 4 hereof, the offer and sale by the Company of the Shares and the Warrants are exempt from the registration and prospectus delivery requirements of the Securities Act. Other than pursuant to an effective registration statement under the Securities Act, the Company has not issued, offered or sold any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Common Stock) within the six-month period preceding the date hereof or taken any other action, or failed to take any action, that, in any such case, would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Shares and the Warrants as contemplated hereby or (ii) cause the offering of the Shares or the Warrants pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. The Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any Person of the Shares, the Warrants or any Common Stock) that will make unavailable the exemption from registration under the Securities Act being relied upon by the Company for the offer and sale to the Purchaser of the Shares and the Warrants as contemplated by this Agreement, including, without limitation, the filing of a registration statement under the Securities Act. No form of general solicitation or advertising within the meaning of Rule 502(c) under the Securities Act has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Shares and the Warrants as contemplated by this Agreement or any other agreement to which the Company is a party.

3.21 Registration Rights. Except as set forth in the SEC Documents, there are no Persons with registration or other similar rights to have any securities registered by the Company under the Securities Act which have not been satisfied.

3.22 Related-Party Transactions. Except as set forth in the SEC Documents, neither the Company nor any of its officers, directors or Affiliates nor any family member of any officer, director or Affiliate of the Company has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company. Except as set forth in the SEC Documents, no director or Affiliate nor any family member of any officer, director or Affiliate of the Company (i) owns any direct or indirect interest constituting more than a 1% equity (or similar profit participation) interest in, or controls or is a director, officer, partner, member or employee of, or consultant or lender to or borrower from, or has the right to participate in the profits of, any person or entity which is a participant in any transaction to which the Company or any subsidiary is a party or (ii) is a party to any contract, agreement, commitment or other arrangement with the Company or any subsidiary or (iii) has entered into any transaction with the Company or any subsidiary that would be required to be disclosed under Item 404 of Regulation S-K.

3.23 Sarbanes-Oxley Act. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

3.24 General Solicitation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Shares or the Warrants.

3.25 Disclosure. Neither this Agreement nor the SEC Documents taken together contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

4. Representations, Warranties and Agreements of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company as follows:

4.1 Authorization. The Purchaser has all requisite power under its constituent documents to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Purchaser and, if applicable, its officers, directors, stockholders, managers, members and equity holders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken. When executed and delivered, this Agreement will constitute the legal, valid, binding and irrevocable obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.

4.2 Purchase Entirely for Own Account. The Purchaser is acquiring the Shares and the Warrants being purchased by it hereunder for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act.

4.3 Investor Status; Etc. The Purchaser certifies and represents to the Company that at the time the Purchaser acquires any of the Shares or Warrants, the Purchaser will be an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Shares or the Warrants. The Purchaser's financial condition is such that it is able to bear the risk of holding the Shares, the Warrants or the Warrant Shares for an indefinite period of time and the risk of loss of its entire investment. The Purchaser has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company. The Purchaser has received and carefully reviewed this Agreement, the SEC Documents and other materials relating thereto that the Purchaser has requested. The Purchaser has had an opportunity to ask questions of and receive answers from the authorized representatives of the Company, and to review any relevant documents and records concerning the business of the Company and the terms and conditions of this investment, and that any such questions have been answered to the Purchaser's full satisfaction. No Person other than the Company or its authorized representatives, has offered the securities to the Purchaser. The Purchaser is acquiring the Shares and the Warrants in the ordinary course of business for the Purchaser's own account as principal (and not as a nominee or agent), for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, in any manner in violation of applicable United States federal or state securities laws or the rules or regulations promulgated thereunder. The Purchaser has made no agreement, direct or indirect, with any other Person regarding any sale, transfer, assignment or other disposition of any interest in the Shares, the Warrants or the Warrant Shares. The Purchaser is aware that, in the view of the SEC and certain state securities commissions, a purchase of the Shares or the Warrants now with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Shares, the Warrants or the Warrant Shares and for which the Shares, the Warrants or the Warrant Shares were pledged as security, would represent an intent inconsistent with this representation. The Purchaser further represents and agrees that if, contrary to the foregoing intentions, the Purchaser should later desire to dispose of or transfer any of the Shares, the Warrant Shares or the Warrants in any manner, the Purchaser shall not do so without first complying with the provisions of Section 6.1. The Purchaser understands that no federal or state agency has passed upon or made any recommendation or endorsement of an investment in the Shares, the Warrant Shares or the Warrants. The foregoing shall in no way limit or modify the representations of the Company set forth in Section 3 hereof.

4.4 Shares and Warrants Not Registered. The Purchaser understands that the Shares and the Warrants have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares and the Warrants must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.5 No Conflict. The execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby will not conflict with or result in any violation of or default by the Purchaser (with or without notice or lapse of time, or both) under (i) any provision of the organizational documents of the Purchaser or (ii) any judgment, order, statute, law, ordinance, rule or regulations, applicable to the Purchaser or its respective properties or assets.

4.6 Brokers. The Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

4.7 Consents. All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

4.8 Agreement with Respect to Short Sales. Neither the Purchaser nor any of its Affiliates nor any person acting on its behalf will have entered into for a period of five (5) days prior to the Closing Date, any "short sale" (as such term is defined in Rule 3b-3 under the Securities Exchange Act of 1934, as amended).

5. Conditions Precedent.

5.1 Conditions to the Obligation of the Purchaser to Consummate the Closing. The obligation of the Purchaser to consummate the Closing and to purchase and pay for the Shares and the Warrants being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent (or waiver by the Purchaser):

(a) The representations and warranties contained herein of the Company that are qualified as to "materiality" shall be true and correct, and the representations and warranties contained herein of the Company that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date (except for such representations and warranties which are made expressly as of a specified date or period, which shall be true and correct or true and correct in all material respects, as herein above required, as of such specified date or period).

(b) The Company shall have performed all covenants, agreements, obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) Prior to the Closing Date, no event shall have occurred which has had a Material Adverse Effect shall have occurred.

(d) No suit, action, or other proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(e) The purchase of and payment for the Shares and the Warrants by the Purchaser shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby (including, without limitation, the issuance of the Shares, the Warrants and the Warrant Shares) shall have been duly obtained or made and shall be in full force and effect.

(f) The Company shall have complied with all applicable requirements of federal and state securities or "blue sky" laws with respect to the issuance of the Shares and the Warrants, and the Purchaser, at the Purchaser's request, shall have been provided reasonable evidence thereof.

(g) The Common Stock of the Company (i) shall be listed on the American Stock Exchange and (ii) shall not have been suspended from trading on such exchange.

(h) A certificate shall have been delivered by the Company, signed by its Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 5.1(a) and (b).

(i) A stock certificate shall have been delivered by the Company representing the number of shares of Common Stock purchased by the Purchaser and (ii) one or more warrants to purchase the shares of Common Stock shall have been delivered by the Company, and in each case shall be, registered in the name of the Purchaser or nominee as designated by the Purchaser in writing, free of all restrictive and other legends (except as provided in Section 6.2 hereof) and against payment of the purchase price therefor by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing.

(j) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which the Purchaser may have reasonably requested in connection with such transactions.

(k) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(l) The Company shall have delivered to the Purchaser a certificate of the Company executed by the Company's Secretary attaching and certifying to the truth and correctness of (i) the Company's Certificate of Incorporation, (ii) the Company's By-laws and (iii) the resolutions adopted by the Company's Board of Directors in connection with the transactions contemplated by this Agreement.
(m) The Company shall have delivered to the Purchaser a certificate of the Secretary of State of the State of Delaware, dated as of a date within five days of the date of the Closing, with respect to the good standing of the Company.

(n) The Purchaser will have received an opinion on behalf of the Company, dated as of the date of the Closing, from Greenberg Traurig, LLP, counsel to the Company, in the form attached as Exhibit A.

5.2 Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing, to issue and sell to the Purchaser the Shares and the Warrants to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent (or waiver by the Company):

(a) The representations and warranties contained herein of the Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

(b) The Purchaser shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(c) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

(d) The sale of the Shares and the Warrants by the Company shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

(e) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including, without limitation, records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

(f) Neither the Purchaser nor any of its Affiliates nor any person acting on behalf of such Persons will have entered into for a period of five days prior to the Closing Date, any "short sale" (as such term is defined in Section 6.5 hereof).

6. Transfer; Legends; Future Financings; Short Sales; Board Seat.

6.1 Securities Law Transfer Restrictions. The Purchaser shall not sell, assign, pledge, transfer or otherwise dispose or encumber any of the Shares, the Warrants, and if applicable, the Warrant Shares, being purchased by it hereunder, except: (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if reasonably requested by the Company, upon delivery by the Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Shares, the Warrants, and if applicable, the Warrant Shares, in violation of this Section 6.1 shall be voidable by the Company; provided, however, that no opinion will be required in connection with (1) a public sale or transfer of Shares, the Warrants, and if applicable, the Warrant Shares, pursuant to an effective registration statement in connection with which the Purchaser represents in writing to the Company that such Shares, and if applicable, Warrant Shares, have been or are being sold pursuant to such registration statement; (2) a public sale of Shares, and if applicable, Warrant Shares pursuant to Rule 144 under the Securities Act if such Purchaser has delivered to the Company a customary and accurate Rule 144 broker's and seller's representation letter; or (3) a sale of shares pursuant to Rule 144 under the Securities Act if the Purchaser has delivered to the Company a customary and accurate Rule 144 seller's representation letter. The Company shall not register any transfer of the Shares, the Warrants, and if applicable, the Warrant Shares in violation of this Section 6.1. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.1.

6.2 Legends. Each certificate representing any of the Shares, the Warrants and, if applicable, the Warrant Shares shall be endorsed with a legend in substantially the form set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the securities represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY ONLY BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR (II) AN EXEMPTION FROM REGISTRATION UNDER SAID ACT, AND TO THE EXTENT PERMITTED BY SECTION 6.1 OF THE SECURITIES PURCHASE AGREEMENT PURSUANT TO WHICH THE SECURITIES REPRESENTED HEREBY WERE ACQUIRED, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT AND SUCH LAWS.

6.3 Removal of Legends. Any legend endorsed on a certificate evidencing the Shares and, if applicable, the Warrant Shares shall be removed, and the Company shall issue a certificate without such legend to the holder of such Shares and, if applicable, the Warrant Shares if such Shares and, if applicable, the Warrant Shares will be sold (i) pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 promulgated thereunder, (ii) at any time the Shares and, if applicable, the Warrant Shares become eligible for sale under Rule 144 under the Securities Act or (iii) if, in the opinion of counsel, such legends are no longer required under applicable requirements of the Securities Act, and the purchaser thereof may immediately resell such Shares and, if applicable, Warrant Shares without restriction and without registration; provided, however, that in the case of a sale pursuant to Rule 144, such holder of Shares and, if applicable, Warrant Shares shall provide such information as is reasonably requested by the Company to ensure that such Shares and, if applicable, the Warrant Shares may be sold in reliance on Rule 144.

6.4 Participation in Future Financings.

(a) From the date hereof until the date that is 36 months after the Closing, upon any issuance by the Company of its equity or equity-linked securities for cash consideration in a financing transaction (a "Subsequent Financing"), the Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the "Participation Maximum") on the same terms, conditions and price provided for in the Subsequent Financing.

(b) At least ten business days prior to the closing of the Subsequent Financing, the Company shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing ("Pre-Notice"), which Pre-Notice shall ask the Purchaser if it wants to review the details of such financing (such additional notice, a "Subsequent Financing Notice"). Upon the request of the Purchaser, and only upon a request by the Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one business day after such request, deliver a Subsequent Financing Notice to the Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person or Persons through or with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.

(c) The Purchaser, desiring to participate in such Subsequent Financing, must provide written notice to the Company by not later than 5:00 p.m. (New York time) on the tenth business day after the Purchaser has received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and that the Purchaser has such funds ready, willing and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from the Purchaser as of such fifth business day, the Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d) If by 5:00 p.m. (New York time) on the tenth business day after the Purchaser has received the Pre-Notice, notification by the Purchaser of its willingness to participate in the Subsequent Financing (or to cause its designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) The Company must provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 6.4, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 90 calendar days after the date of the initial Subsequent Financing Notice.

(f) Notwithstanding the foregoing, this Section 6.4 shall not apply in respect of issuances of Common Stock in connection with strategic partnerships, mergers and acquisitions, and public offerings.

6.5 Short Sales. The Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales (as defined below) during the period commencing on the date hereof and ending 12 months after the Closing. For purposes of this Section 6.5, “Short Sales” means “short sales,” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

6.6 Board Seat. The Purchaser shall have the right, for a period of three years after the Closing, to designate two persons to be a nominees for directors of the Company. One of the Purchaser’s nominees will be William E. Donahue, Jr. The other Purchaser’s nominee will be an independent industry expert that is reasonably acceptable to the Company. The Company shall, and shall cause its existing directors to, use best efforts (which shall include, without limitation, the solicitation of proxies on behalf of such nominee at any meeting of stockholders for the election of directors) to elect such nominees to the Board of Directors immediately following the Closing. The Board of Directors shall consist of not more than nine directors. Such nominees shall receive reimbursement of reasonable expenses and such compensation for attending meetings equal to the compensation received by any outside director. The Company agrees to indemnify and hold the Purchaser harmless against any and all claims, actions, awards and judgments arising solely out of the attendance and participation of the Purchaser’s designated nominees at any such meeting. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it agrees, if possible, to include the Purchaser’s designated nominees as insured under such policy.

7. Termination; Liabilities Consequent Thereon. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

(a) with respect to the Purchaser, by the Purchaser, upon notice to the Company if the conditions set forth in Section 5.1 shall not have been satisfied on or prior to March 31, 2008; or

(b) with respect to the Purchaser, by the Company, upon notice to the Purchaser if the conditions set forth in Section 5.2 to be satisfied by the Purchaser shall not have been satisfied on or prior to March 14, 2008; or

(c) at any time by mutual agreement of the Company and the Purchaser; or

(d) with respect to the Purchaser, by the Purchaser, if there has been any breach of any representation or warranty or any material breach of any covenant of the Company contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by the Purchaser that, in the case of any representation or warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7.1(d) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Company); or

(e) by the Company with respect to the Purchaser, if there has been any breach of any representation, warranty or any material breach of any covenant of the Purchaser contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7.1(e) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Purchaser).

Any termination pursuant to this Section 7 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

8. Miscellaneous Provisions.

8.1 Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares and Warrants for working capital and other growth initiatives.

8.2 Filings. The Company shall make all necessary filings with the SEC and "blue sky" filings required to be made by the Company in connection with the sale of the Shares and, if applicable, the Warrant Shares to the Purchaser as required by all applicable laws, and shall provide a copy thereof to the Purchaser promptly after such filing.

8.3 Public Statements or Releases. Each of the parties to this Agreement agrees that it shall not make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 8.3 shall prevent any party hereto from making such public announcements or filings as it may consider necessary in order to satisfy its legal obligations, or from releasing a public statement acceptable to each of the parties hereto upon the completion of the offering contemplated hereby. Notwithstanding the foregoing, as soon as possible but not later than 9:30 a.m. (New York time) on the first business day following the Closing Date, the Company will issue a press release in accordance with applicable law describing the transactions contemplated by this Agreement, and promptly thereafter file a Current Report on Form 8-K with the SEC, attaching such press release.

8.4 Further Assurances. The parties agree to cooperate fully to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

8.5 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties hereto shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

8.6 Notices.

(a) Any notices, reports or other correspondence (hereinafter collectively referred to as "Correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or facsimile or delivered by hand to the party to whom such Correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

(b) All Correspondence to the Company shall be addressed as follows:

Debt Resolve, Inc.
707 Westchester Avenue, Suite L7
White Plains, New York 10604
Attention: Mr. Kenneth H. Montgomery
Chief Executive Officer
Facsimile: (914) 428-3044

with a copy to:

Greenberg Traurig, LLP
MetLife Building
200 Park Avenue, 15th Floor
New York, New York 10166
Attention: Spencer G. Feldman, Esq.
Facsimile: (212) 801-6400

(c) All Correspondence to the Purchaser shall be addressed as follows:

Harmonie International, LLC
30201 Orchard Lake Road, Suite 220
Farmington Hill, Michigan 48334
Attention: Mr. William E. Donahue, Jr.
Chairman and Chief Executive Officer
Facsimile: (248) 737-9937

with a copy to:

McKenna Long & Aldridge, LLP
1900 K Street N.W.
Washington, D.C. 20006-1108
Attention: Ian K. Portnoy, Esq.
Facsimile: (202) 496-7756

(d) Any Person may change the address to which correspondence to it is to be addressed by notification as provided for herein.

8.7 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

8.8 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.9 Governing Law; Injunctive Relief.

(a) This Agreement shall be governed by and construed and enforced in accordance with the internal and substantive laws of the State of New York and without regard to any conflicts of laws concepts that would apply the substantive law of any other jurisdiction.

(b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an “Irreparable Breach”). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of New York, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's costs, including actual attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

8.10 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.11 Fees, Costs and Expenses. All fees, costs and expenses (including attorneys' fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits hereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), shall be the sole and exclusive responsibility of such party.

8.12 Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign its rights under this Agreement to any person to whom the Purchaser assigns or transfers any Shares, Warrants, and, if applicable, Warrant Shares provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted, with the approval of counsel to the Company, by federal and state securities laws.

8.13 Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of one year, without regard to any investigation made by any party.

8.14 Entire Agreement. This Agreement and exhibits attached hereto and incorporated herewith constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.

8.15 Amendments. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchaser.

8.16 Confidential Information. Each of the Company and the Purchaser agrees to keep confidential, and not to disclose to or use for the benefit of any third party, the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential, without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and the Exchange Act) and provided further the Company will not furnish confidential information to a Purchaser without (i) informing the Purchaser regarding the nature of such information and (ii) receiving the prior express written agreement of the Purchaser. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

8.17 Stock Splits, Dividends and other Similar Events. The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

8.18 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the day and year first above written.

DEBT RESOLVE, INC.

By:	/s/ James D. Burchetta
Name: James D. Burchetta Title: Chairman

HARMONIE INTERNATIONAL, LLC

By:	/s/ William E. Donahue, Jr.
Name: William E. Donahue, Jr. Title: Chairman / CEO